Exhibit 10.10

THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
THIS THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is made as of April 17, 2015, by and among AMERICAN REALTY CAPITAL HEALTHCARE TRUST III OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Buyer”), as buyer, and R.H.C. INVESTMENTS I., INC., a Florida corporation, and M.K. ACHARYA, M.D., an individual (individually and collectively, “Seller”), as seller.
WHEREAS, American Realty Capital Healthcare Trust II Operating Partnership, L.P., a Delaware limited partnership (“HCT OP II”), and Seller entered into that certain Agreement for Purchase and Sale of Real Property, having an effective date of March 2, 2015 (the “Initial Agreement”), with regard to the Property, as more particularly described in the Initial Agreement, and that certain First Amendment to Agreement for Purchase and Sale of Real Property, dated as of April 1, 2015 (the “First Amendment”).
WHEREAS, HCT OP II assigned its rights under the Initial Agreement (as amended) to Buyer pursuant to that certain Assignment and Assumption of Agreement of Purchase and Sale of Real Property, dated as of April 1, 2015.
WHEREAS, Buyer and Seller entered into that certain Second Amendment to Agreement for Purchase and Sale of Real Property, dated as of April 8, 2015 (the “Second Amendment”; the Initial Agreement, as amended by the First Amendment and the Second Amendment, the “Agreement”). Buyer and Seller wish to amend the Agreement as provided herein.
NOW, THEREFORE, in consideration of the mutual promise contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Agreement shall be amended as follows:
1.Closing. Notwithstanding anything to the contrary contained in the Agreement, the Closing shall occur on or before April 24, 2015, and such date shall be the Closing Date under the Agreement. Time is of the essence with respect to Seller’s obligation to close on or before the Closing Date, subject to Buyer’s right to adjourn the Closing as permitted under the Agreement.

2.Miscellaneous. Except as expressly modified hereby the terms of the Agreement shall remain in full force and effect as written. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Amendment which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature of this Amendment to the other party upon request.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

BUYER:	SELLER:

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III OPERATING PARTNERSHIP, L.P., a Delaware limited partnership	R.H.C. INVESTMENTS I., INC., a Florida corporation
By: American Realty Capital Healthcare Trust III, Inc., a Maryland corporation, its general partner	By: /s/ Muralidhar K. Acharya Name: Muralidhar K. Acharya Title: President
By: /s/ Thomas P. D’Arcy
Name: Thomas P. D’Arcy Title: CEO	/s/ Muralidhar K. Acharya M.K. ACHARYA, M.D., an individual

Third Amendment to PSA – Dialysis Medical Office Portfolio